EXHIBIT 10.9

Performance Share Units - Award Summary

View Award
Award Summary
Participant Name			<Name>
Stock Symbol			XRX
Award Date			<Date>
Award Type			PSU
Award Description			Performance Share Unit
Future Vesting
Vest Date	Target	Performance Start Date	Performance End Date
<Date>	<# of Shares>